UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Vice President and Chief Financial Officer

Tom Flaherty, who served as Vice President and Chief Financial Officer of Wayside Technology Group, Inc. (the “Company”) since August 2012, departs the Company effective as of February 28, 2014, to pursue other opportunities. Mr. Flaherty’s departure is not the result of any disagreement with the Company regarding its operations, policies, or practices

Appointment of Interim Chief Financial Officer

Kevin Scull, age 48, who currently serves as the Company’s Vice President of Accounting and Reporting,  has been appointed as Interim Chief Financial Officer of the Company, effective as of February 28, 2014, to serve in such interim position until such time as the Company appoints a permanent replacement for Mr. Flaherty.

Kevin T. Scull was appointed Vice President and Chief Accounting Officer in January 2006 (and from August 2012 until September 2012 served as a consultant to the Company before being reappointed as the Company’s Vice President and Chief Accounting Officer in September 2012). He previously held the position of Corporate Controller of the Company from January 2003 through January 2006. Prior to joining Wayside Technology Group, Inc., Mr. Scull worked for Niksun Inc. as Accounting Manager commencing in January 2001 and, prior to that, for Telcordia Inc. from December 2000 as Manager of Accounting Policies.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.
Date: March 3, 2014	By:	/s/ Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	President and Chief Executive Officer

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